Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Jackson Variable Series Trust:

We consent to the use of our report dated February 25, 2019, with respect to the financial statements and financial highlights of JNL/Nicholas Convertible Arbitrage Fund and JNL Conservative Allocation Fund, each a series of Jackson Variable Series Trust, as of December 31, 2018, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
December 17, 2019